As filed with the Securities and Exchange Commission on October 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYNOSURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3125110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Carlisle Road

Westford, Massachusetts 01886

(978) 256-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Davin

President, Chief Executive Officer and Chairman of the Board of Directors

Cynosure, Inc.

5 Carlisle Road

Westford, MA 01886

(978) 256-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Redlick, Esq.

Jason L. Kropp, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A Common Stock, $0.001 par value per share	(1)	(2)	$100,000,000 (2)(3)	$13,640
Secondary Offering:
Class A Common Stock, $0.001 par value per share	2,938,628	$26.17(4)(5)	$76,903,895(4)(5)	$10,490
Total for Primary and Secondary Offerings:			$176,903,895	$24,130

(1)	With respect to the primary offering, there are being registered hereunder such indeterminate number of shares of Class A Common Stock as may be offered from time to time by the registrant for an aggregate initial offering price not to exceed $100,000,000. With respect to the secondary offering, there are being registered hereunder up to 2,938,628 shares of common stock that the selling stockholders may offer from time to time.
(2)	With respect to the primary offering, the proposed maximum offering price per share and the proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement.
(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the Class A Common Stock as reported on The Nasdaq Global Market on September 26, 2012.
(5)	Pursuant to Rule 416(a) of the Securities Act, the number of shares of Class A Common Stock registered for secondary offerings by the selling stockholders includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends and similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED OCTOBER 1, 2012

$100,000,000

of

Class A Common Stock

Offered by the Company

2,938,628 Shares

of

Class A Common Stock

Offered by the Selling Stockholders

We may issue shares of our class A common stock from time to time in one or more primary offerings of up to $100,000,000 in aggregate dollar amount. This prospectus describes the terms of our class A common stock and the general manner in which the shares will be offered by us. We will describe the specific manner in which the shares will be offered from time to time in supplements to this prospectus and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer shares of our class A common stock in amounts, at prices and on terms determined at the time of offering. The shares may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement.

In addition to the primary offering of shares of our class A common stock described above, El.En. S.p.A., and entities that hold shares of our class A common stock that are deemed to be beneficially owned by El.En., as selling stockholders, may from time to time sell up to 2,938,628 shares of our class A common stock. We will not receive any proceeds from the sale, if any, of class A common stock by the selling stockholders pursuant to this prospectus, but we may pay certain registration and offering fees and expenses.

If we sell shares of our class A common stock, or if El.En. sells shares of class A common stock, or both, pursuant to this prospectus, it is likely that El.En. would then beneficially own less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding. In that event, the date of such sale will constitute the class B conversion date and, among other things, all shares of our class B common stock will automatically convert into shares of our class A common stock. See “Description of Capital Stock” on page 8 of this prospectus.

Our common stock is listed on The Nasdaq Global Market under the symbol “CYNO.” On September 28, 2012, the last reported sales price of our class A common stock was $26.36 per share.

Investing in our class A common stock involves significant risks. See “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is                 , 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our class A common stock in one or more primary offerings up to a total dollar amount of $100,000,000. In addition to these primary offerings of class A common stock under this shelf registration process, El.En. S.p.A., and entities that hold shares of our class A common stock that are deemed to be beneficially owned by El.En., as selling stockholders, may from time to time sell up to 2,938,628 shares of our common stock in one or more secondary offerings.

This prospectus provides you with a general description of the class A common stock that we and El.En. may offer. Each time we or El.En. sell shares under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Incorporation by Reference” beginning on page 2 of this prospectus.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies among any prospectus supplement, this prospectus and any documents incorporated by reference in this prospectus, the document with the most recent date will control.

Unless the context otherwise requires, we use the terms “Cynosure,” “our company,” “we,” “us” and “our” in this prospectus to refer to Cynosure, Inc., a Delaware corporation, and our subsidiaries. In addition, unless the context otherwise requires, we use the term “El.En.” in this prospectus to refer to El.En. S.p.A., together with entities that hold shares of our class A common stock that are deemed to be beneficially owned by El.En.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.cynosure.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of our class A common stock offered by this prospectus. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 000-51623) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed (in each case, other than those documents or the portions of those documents not deemed to be filed):

•

Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 8, 2012, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2012 Annual Meeting of Stockholders;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 8, 2012, and for the quarter ended June 30, 2012, filed with the SEC on August 3, 2012;

•	Our Current Report on Form 8-K filed with the SEC on May 9, 2012;

•	Our Current Report on Form 8-K filed with the SEC on October 1, 2012; and

•

The description of our class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 15, 2005, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Attn: Investor Relations

Telephone: (800) 886-2966

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the cautionary statements included and incorporated by reference in this prospectus. See “Risk Factors” for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

ABOUT CYNOSURE, INC.

We develop and market aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, remove multi-colored tattoos, rejuvenate the skin, liquefy and remove unwanted fat through laser lypolysis, reduce cellulite and treat onychomycosis.

Our systems incorporate a broad range of laser and other light-based energy sources, including Alexandrite, pulse dye, Nd:Yag and diode lasers, as well as intense pulsed light. We believe that we are one of only a few companies that currently offer aesthetic treatment systems utilizing Alexandrite and pulse dye lasers, which are particularly well suited for some applications and skin types. We offer single energy source systems as well as workstations that incorporate two or more different types of lasers or pulsed light technologies. We offer multiple technologies and system alternatives at a variety of price points depending primarily on the number and type of energy sources included in the system. Our newer products are designed to be easily upgradeable to add additional energy sources and handpieces, which provides our customers with technological flexibility as they expand their practices.

A key element of our business strategy is to launch innovative new products and technologies into high-growth aesthetic applications. Our research and development team builds on our existing broad range of laser and light-based technologies to develop new solutions and products to target unmet needs in significant aesthetic treatment markets. From 2002 to September 30, 2012, we introduced 24 new products. In January 2012, we received FDA clearance in the United States to sell and market Cellulaze, the world’s first minimally-invasive aesthetic laser device for the reduction of cellulite. In July 2012, we received FDA clearance in the United States to market an at home device for the treatment of wrinkles being developed in partnership with Unilever. Unilever has advised us that it expects to launch the product commercially in 2013.

Corporate Information

We were incorporated under the laws of the State of Delaware in July 1991. Our principal executive offices are located at 5 Carlisle Road, Westford, Massachusetts 01886, and our telephone number is (978) 256-4200. Our website address is http://www.cynosure.com. We have included our website address as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

Cynosure®, Apogee®, Apogee Elite®, Smartlipo® , Triplex®, RevLite®, MedLite C6®, SmoothShapes XV®, Affirm® and SmartCool® are our trademarks. El.En. has registered the TriActive® and Smartlipo® trademarks in the United States. Each of the other trademarks, trade names or service marks appearing or incorporated by reference in this prospectus or any applicable prospectus supplement are the property of their respective owners.

RISK FACTORS

An investment in our class A common stock involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, as well as the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 on file with the SEC, before you make an investment decision pursuant to this prospectus and any accompanying prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of shares of our class A common stock from primary offerings under this prospectus for general corporate purposes. We may also use a portion of our net proceeds to acquire complementary products, technologies or businesses. We currently have no agreements or commitments to complete any such transactions. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific primary offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of class A common stock in any secondary offering by El.En. under this prospectus. El.En. will pay any underwriting or broker discounts and commissions and expenses that it incurs for brokerage, accounting, tax or legal services or any other expenses incurred by El.En. in disposing of the shares of class A common stock in a secondary offering. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SELLING STOCKHOLDERS

El.En. may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 2,938,628 shares of our class A common stock. We do not know when or in what amounts El.En. may offer shares of our class A common stock for sale, or whether or which entities that hold shares of our class A common stock that are deemed to be beneficially owned by El.En. will participate in any such offering. The prospectus supplement for any offering by the selling stockholders of shares of our class A common stock will include the following information:

•	the name of each participating selling stockholder;

•

the nature of any position, office or other material relationship which each selling stockholder has had within the past three years with us or any of our predecessors or affiliates that is not otherwise described this prospectus;

•	the number of shares of class A common stock held by each selling stockholder prior to the offering;

•	the number of shares of class A common stock to be offered for each selling stockholder’s account; and

•

the number, and, if applicable, the percentage of shares of class A common stock held by each of the selling stockholders before and after completion of the sale of the maximum number of shares that may be offered by such selling stockholder under such prospectus supplement.

Alternatively, we may provide this information in a post-effective amendment to the registration statement of which this prospectus forms a part, or in a periodic or current report that we file pursuant to Section 13 or 15(d) of the Exchange Act and that is incorporated by reference into this prospectus. See “Incorporation by Reference” for more information.

The following table sets forth the amount of our common stock beneficially owned by El.En. as of September 30, 2012, and the maximum number of shares of class A common stock that may be offered by El.En. hereby. Shares that may be sold by El.En. were acquired by El.En. between 2002 and 2004 pursuant to stock subscription agreements with us in transactions exempt from the registration provisions of the Securities Act pursuant to the exemption set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering, and through purchases by El.En. directly from other stockholders. Because El.En. may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by El.En. after completion of this offering. For purposes of this table, however, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by El.En.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our class A and class B common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentages in the table are based on 10,361,876 shares of our class A common stock and 2,939,161 shares of our class B common stock being outstanding as of September 28, 2012. The following table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table is based upon information provided to us by El.En., and we have not independently verified this information.

	Prior to Offering							Maximum Number of Shares of Class A Common Stock Offered		After Sale of Maximum Number of Shares That May Be Offered by El.En.
	Class A Common Stock				Class B Common Stock(1)		% Total Voting Power			Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Selling Stockholder	Shares		%		Shares	%				Shares	%	Shares	%
El.En. S.p.A.(2)	—	(3)	—	(3)	2,938,628	99.98	22.09%	2,938,628	(3)	—	—	—	—	—

(1)

Each share of class B common stock is convertible into one share of class A common stock at any time at the option of the holder. In addition, each share of class B common stock shall convert automatically into one share of class A common stock upon any transfer of such share of class B common stock, whether or not for value. Once converted into class A common stock, the class B common stock shall not be reissued. The information set forth in the table with respect to class A common stock does not reflect the shares of class A common stock that are issuable upon conversion of the shares of class B common stock listed in the table. In the event that El.En. sells shares such that it owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding or less than 50% of the number of shares of class B common stock outstanding, then all shares of class B common stock, including shares of class B common stock not owned by El.En., will automatically convert into shares of class A common stock. In the event that El.En. sells the maximum number of shares offered by it pursuant to this prospectus, then all shares of class B common stock will automatically convert into shares of class A common stock, and following such sale, we will have no shares of class B common stock outstanding.
(2)	The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of eight persons, including Andrea Cangioli and the spouse of Leonardo Masotti. Messrs. Cangioli and Masotti are directors of our company. The address of El.En. is Via Baldanzese 17, Calenzano, 50041 Florence, Italy.
(3)	Immediately prior to the sale by El.En. of shares under this prospectus, El.En. will convert, effective immediately prior to such sale, that same number of shares of class B common stock into an equivalent number of shares of class A common stock.

For purposes of this prospectus, selling stockholders include partners, donees, pledgees, direct and indirect transferees or other successors-in-interest from time to time selling shares received from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale transfer.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our restated certificate of incorporation, which we refer to below as our certificate of incorporation, and our amended and restated bylaws, which we refer to below as our bylaws, are summaries and are qualified by reference to our restated certificate of incorporation and our amended and restated bylaws. Copies of these documents have been filed with the Securities and Exchange Commission as exhibits to the registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 61,500,000 shares of class A common stock, par value $0.001 per share, 8,500,000 shares of class B common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. We and El.En. may only offer and sell shares of class A common stock pursuant to this prospectus.

As of September 30, 2012, we had issued and outstanding 10,361,876 shares of class A common stock, held by seven stockholders of record, and 2,939,161 shares of class B common stock, held by three stockholders of record. As of September 28, 2012, we also had outstanding options to purchase 1,952,582 shares of class A and class B common stock at a weighted average exercise price of $15.98 per share.

Common Stock

Voting Rights

The holders of class A common stock and class B common stock have identical rights and are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote, except for the approval rights of the holders of the class B common stock applicable to specified amendments to our certificate of incorporation and amendments of our bylaws by stockholders and except with respect to the election and removal of directors.

Our certificate of incorporation provides that until the first date on which El.En. beneficially owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding or less than 50% of the number of shares of our class B common stock outstanding:

•	the number of authorized directors of our company is established exclusively by our board of directors;

•

the holders of class B common stock, voting separately as a single class, are entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors; and

•	the holders of class A common stock and class B common stock, voting together as a single class, are entitled to elect the remaining directors.

We refer to the first date on which El.En. beneficially owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding or less than 50% of the number of shares of our class B common stock outstanding as the class B conversion date. We refer to the directors elected by the holders of class B common stock, voting as a separate class, as the class B directors, and to the directors elected by the holders of class A common stock and class B common stock, voting together as a single class, as the classified directors.

In the event that we sell shares of our class A common stock, or if El.En. sells shares of class A common stock, or both, pursuant to this prospectus, it is likely that El.En. would then beneficially own less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding, and that the date of such sale will constitute the class B conversion date.

On the class B conversion date, all shares of our class B common stock will automatically convert into class A common stock and, beginning on such date:

•	the number of authorized directors of our company will be established exclusively by our board of directors;

•	the term of each class B director shall end; and

•	the holders of class A common stock, which will be the only class of our common stock outstanding, will be entitled to elect all directors, and all directors shall be classified directors.

In general, each class B director serves for a term ending on the date of the first annual meeting following the annual meeting at which the class B director was elected, and each classified director serves for a term ending on the date of the third annual meeting following the annual meeting at which the classified director was elected. The term of office of each director can be earlier terminated upon his or her death, resignation, removal or until his or her successor is elected and qualified or, with respect to class B directors, the expiration of his or her term as discussed above. Neither the class A common stock nor the class B common stock has cumulative voting rights in the election of directors.

The number of directors comprising our board of directors is established exclusively by our board of directors. Any vacancy among our classified directors, including a vacancy resulting from an enlargement of our board of directors, shall be filled only by a vote of a majority of the classified directors or, if there are none, by the holders of our capital stock, voting together as a single class.

Conversion

Our class A common stock is not convertible into any other shares of our capital stock.

Each share of class B common stock is convertible into one share of class A common stock at any time at the option of the holder. In addition, each share of class B common stock shall convert automatically into one share of class A common stock upon any transfer of such share of class B common stock, whether or not for value. The death of any holder of class B common stock who is a natural person will result in the conversion of his or her shares of class B common stock into class A common stock.

All shares of class B common stock will convert into shares of class A common stock on a one-for-one basis upon the earlier of the class B conversion date or the date the holders of a majority of the shares of class B common stock vote in favor of such conversion. Once converted into class A common stock, the class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of class A common stock and class B common stock shall be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of class A common stock and the holders of class B common stock shall receive class A common stock, or rights to acquire class A common stock, as the case may be. In no event will we declare or pay dividends in the form of class B common stock except in connection with a stock split or subdivision, in which case the class A common stock and class B common stock will be proportionately split or subdivided in the same manner.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of class A common stock and class B common stock shall be entitled to share equally, on a per share basis, in all assets remaining after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Approval Rights of Holders of Class A Common Stock

In addition to any other vote required by law, until the class B conversion date, the prior affirmative vote of holders of a majority of the shares of class A common stock that are not beneficially owned by any holder of 50% or more of the shares of class B common stock, voting as a separate class, is required to alter, amend, terminate or repeal any provisions of our certificate of incorporation relating to the powers, preferences, rights or other terms of the class A common stock or the class B common stock in a manner that adversely affects the class A common stock but does not similarly so affect the class B common stock or that affects the class A common stock differently than the effect on the class B common stock. In addition, until the class B conversion date, the prior affirmative vote of holders of a majority of the shares of class A common stock, voting separately as a class, is required to approve any merger or consolidation in which the class A common stock and the class B common stock are not exchanged for or converted into the same kind of amount of securities, cash or other property as the other.

Approval Rights of Holders of Class B Common Stock

In addition to any other vote required by law, until the class B conversion date, the prior affirmative vote or written consent of holders of a majority of the class B common stock is required:

•	to approve amendments to our bylaws adopted by our stockholders;

•

to alter, amend, terminate or repeal any provisions of our certificate of incorporation relating to the rights of holders of common stock, the powers, election and classification of the board of directors, corporate opportunities and the rights of holders of class A common stock and class B common stock to elect and remove directors, act by written consent and call special meetings of stockholders; and

•

to approve any merger or consolidation in which the class A common stock and the class B common stock are not exchanged for or converted into the same kind and amount of securities, cash or other property as the other.

Because El.En. is the holder of a majority of the shares of our class B common stock, El.En.’s approval will be required for any of the actions described above until the class B conversion date.

Other Rights

Except as described above, neither our class A common stock nor our class B common stock have any preemptive, subscription, redemption or conversion rights. The outstanding shares of our outstanding class A common stock and class B common stock are, and the shares of class A common stock being offered in this offering will be when issued and paid for, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our class A common stock and class B common stock are subject to and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Authorizing our board of directors to issue preferred stock and determine its rights and preferences has the effect of eliminating delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure gives holders of our class B common stock the right, until the class B conversion date, to elect a majority of the members of our board of directors. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Dual Class Structure; Election of Directors

As discussed above, until the class B conversion date, holders of our class B common stock are entitled to elect the class B directors, who comprise a majority of our board of directors. In addition, holders of class B common stock vote with holders of class A common stock for the election of the remaining directors. As of June 30, 2012, El.En. owned approximately 99.98% of our outstanding class B common stock, which comprises 23% of our aggregate outstanding common stock. Because of our dual class structure, until the class B conversion date, El.En. may continue to be able to control our board of directors even though it owns less than 50% of the aggregate shares of class A common stock and class B common stock outstanding. This control could discourage others from initiating a potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Staggered Board; Removal of Directors

Our certificate of incorporation and our bylaws divide the classified directors into three classes with staggered three-year terms. In addition, a classified director may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of our outstanding class A common stock and class B common stock, voting together as a single class. Class B directors are elected annually to our board of directors for one-year terms. A class B director may be removed from office at any time, without cause, by the affirmative vote of the holders of the class B common stock, voting as a separate class.

Until the class B conversion date, vacancies among the class B directors may be filled only by the vote of a majority of the class B directors remaining in office or, if there are none, by the holders of the class B common stock. Vacancies among the classified directors may be filled only by the vote of a majority of the classified directors or, if there are none, by the holders of our capital stock, voting together as a single class.

The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that, except for actions taken by written consent of the holders of the class B common stock with respect to matters subject to the approval only of the holders of the class B common stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our board of directors.

Advance Notice Requirements

Except with respect to candidates nominated for election as class B directors, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders.

Super-Majority Voting

The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors, or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter and, until the class B conversion date, the holders of a majority of shares of class B common stock, voting separately as a class. In addition, the affirmative vote of the holders of at least 75% of voting power of our capital stock issued and outstanding and entitled to vote on the matter, voting together as a single class, and, until the class B conversion date, the approval of holders of a majority of the outstanding shares of class B common stock, voting separately as a class, are required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described in this section entitled “— Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws.”

Provisions of Our Certificate of Incorporation Relating to Corporate Opportunities

In order to address potential conflicts of interest between us and El.En., our certificate of incorporation contains provisions relating to the conduct of our affairs as they may involve El.En. and corporations and other entities controlled by El.En. other than us, which we refer to collectively as El.En. affiliated companies, and El.En.’s officers and directors who serve as our directors. These provisions recognize that we and El.En. affiliated companies engage and may continue to engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other.

Our certificate of incorporation provides that, subject to any written agreement to the contrary, El.En. affiliated companies will have no duty to refrain from engaging in the same or similar business activities or lines of business as us. Our certificate of incorporation also provides that, except for a corporate opportunity that is expressly offered to a director or officer of an El.En. affiliated company in writing solely in, and as a direct result of, his or her capacity as our director, we renounce our interest in any potential transaction or matter which may be a corporate opportunity for both us and El.En. affiliated companies. El.En. will have no duty to communicate or offer such corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that El.En. pursues or acquires the corporate opportunity for itself, directs that corporate opportunity to another person or does not communicate that corporate opportunity to us. In our certificate of incorporation, we also renounce our interest in any corporate opportunity that we are not financially able or contractually permitted or legally able to undertake or that is, from its nature, not in our line of business or is of no practical advantage to us or is one in which we have no interest or reasonably expectancy.

The provisions of our certificate of incorporation related to corporate opportunities will terminate and expire on the class B conversion date. In addition, the affirmative vote of the holders of at least a majority of the voting power of our capital stock issued and outstanding and entitled to vote on the matter, voting together as a single class, and, until the class B conversion date, the approval of holders of a majority of the outstanding shares of class B common stock, voting separately as a class, are required to amend or repeal or to adopt any provisions inconsistent with the provisions of our certificate of incorporation related to corporate opportunities.

By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our certificate of incorporation related to corporate opportunities that are described above.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Authorized but Unissued Shares

The authorized but unissued shares of class A common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our class A common stock and class B common stock is American Stock Transfer & Trust Company, LLC.

Nasdaq Global Market

Our class A common stock is listed on The Nasdaq Global Market under the symbol “CYNO.” Our class B common stock is not listed on any stock market or exchange.

PLAN OF DISTRIBUTION

We or the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may offer and sell the shares of class A common stock being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of class A common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of our class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our shares of class A common stock. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of shares by underwriters, brokers or dealers;

•	sell shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver the shares to an underwriter, broker or dealer, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge the shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement will state the manner and terms of the offering of the shares of class A common stock, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any shares of class A common stock, the shares may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the shares if they purchase any of the shares.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the shares being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered shares in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered shares by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered shares to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell shares of class A common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

The selling stockholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

We or the selling stockholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our class A common stock is listed on The Nasdaq Global Market under the symbol “CYNO.” Shares of our class A common stock issued and sold by us under this prospectus will be listed on The Nasdaq Global Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

There can be no assurance that we or the selling stockholders will sell all or any of the shares of class A common stock offered by this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the class A common stock offered by this prospectus will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions, all of which will be borne by the Registrant.

SEC registration fee	$24,130
Printing and engraving expenses	10,000
Accounting fees and expenses	75,000
Legal fees and expenses	75,000
Miscellaneous	5,870

Total	$115,000

*	All amounts except the registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cynosure) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of Cynosure, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director, officer, partner, employee or trustee, against all expenses (including attorneys’ fees), liability, loss, judgments, fines, ERISA taxes or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Cynosure to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of Cynosure, or is or was serving, or has agreed to serve, at our request, as a director, officer, partner, employee or trustee of or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, or in any other capacity while serving as a director, officer, partner, employee or trustee, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of Cynosure, except that no indemnification shall be made with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expense (including attorney’s fees) which the Court of Chancery of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding, Indemnitee shall be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us with the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on October 1, 2012.

CYNOSURE, INC.

By:	/s/ Michael R. Davin
Michael R. Davin President, Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Cynosure, Inc., hereby severally constitute and appoint Michael R. Davin and Timothy W. Baker, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Cynosure, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL R. DAVIN Michael R. Davin	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 1, 2012

/S/ TIMOTHY W. BAKER Timothy W. Baker	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 1, 2012

/S/ BRIAN M. BAREFOOT Brian M. Barefoot	Director	October 1, 2012

/S/ ETTORE V. BIAGIONI Ettore V. Biagioni	Director	October 1, 2012

/S/ ANDREA CANGIOLI Andrea Cangioli	Director	October 1, 2012

/S/ MARINA HATSOPOULOS Marina Hatsopoulos	Director	October 1, 2012

/S/ LEONARDO MASOTTI Leonardo Masotti	Director	October 1, 2012

/S/ THOMAS H. ROBINSON Thomas H. Robinson	Director	October 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed August 11, 2005 (File No. 333-127463))

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed August 11, 2005 (File No. 333-127463))

4.3	Specimen certificate evidencing shares of class A common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed November 3, 2005 (File No. 333-127463))

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

*	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.